                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                           --------------------------



        Date of Report (Date of earliest event reported) January 6, 1995
                                                         ---------------

                               HEXCEL CORPORATION
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                                        94-1109521
- --------------------------                            --------------------
(State or other jurisdic-                              (I.R.S. Employer
 tion of incorporation or                              Identification No.)
 organization)



                                     1-8472
                            ------------------------
                            (Commission File Number)


5794 West Las Positas Boulevard
Pleasanton, California                                  94588
- --------------------------------                        -------
(Address of principal                                  (Zip Code)
 executive offices)

        Registrant's telephone number, including area code (510) 847-9500
                                                           --------------

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

          On January 6, 1995 (the "Closing Date"), pursuant to the terms of that certain Asset Purchase Agreement dated as of November 3, 1994 (the "Purchase Agreement") between Hexcel Corporation, a Delaware corporation (the "Registrant") and Northrop Grumman Corporation, a Delaware corporation ("Northrop") (a copy of which Purchase Agreement was filed by the Registrant with the Registrant's Quarterly Report on Form 10-Q dated October 2, 1994 and is incorporated herein by reference), the Registrant closed on the sale to Northrop of its manufacturing facility located in Chandler, Arizona (the "Chandler Facility") and related assets and technology (the "EMT Technology"). The Registrant is currently the subject of a proceeding under chapter 11 of the United States Bankruptcy Code ("Chapter 11") designated as Case No. 93-48535 T before the United States Bankruptcy Court for the Northern District of California (the "Bankruptcy Court"), and the sale of the Chandler Facility and the EMT Technology was approved by the Court by order entered on December 21, 1994.

          The Chandler Facility was constructed in 1988 by the Registrant primarily to manufacture various materials for the B-2 bomber program. EMT Technology, as developed by the Registrant and sold to Northrop under the Purchase Agreement, enables the design, fabrication, testing and analysis of electromagnetically tailored materials and assemblies that are used to attenuate, alter, control and/or absorb electromagnetic energy. Under the terms of the Purchase Agreement, the Registrant retained a royalty-free, non-exclusive license to use the EMT Technology in non-military applications and will receive royalties from Northrop on certain of their applications of EMT Technology. During a transition period of approximately six months commencing on the Closing Date, the Registrant will move certain of its operations previously carried on at the Chandler Facility (that were not sold to Northrop) to its manufacturing facility in Casa Grande, Arizona.

          The gross purchase price for the sale of the Chandler Facility and the EMT Technology was $30,000,000 plus the value of existing inventory and certain contingent payments, subject to certain conditions and adjustments. The purchase price for the sale was the result of arm's length negotiations between the Registrant and Northrop and took into account certain claims the parties had against each other, as well as the current requirements of the B-2 bomber program. On the Closing Date, Northrop delivered to the Registrant the net purchase price in an amount equal to $26,545,791, which amount included (i) the $30,000,000 fixed purchase price, (ii) plus $1,139,732 for the estimated value of inventory included in the transfer (final inventory and any required adjustments to the inventory value is expected to occur on February 6, 1995), (iii) less $2,300,000 withheld by Northrop as Transition Insurance (as defined in the Purchase Agreement), as contemplated under the terms of the Purchase Agreement, which amount will be returned to the Registrant upon the satisfaction of certain conditions, (iv) less $2,293,941 as Advanced Agreement Amounts (as defined in the Purchase Agreement), for shipments of parts to Northrop made prior to close as contemplated under the Purchase Agreement.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.



CONFIRMATION OF FIRST AMENDED PLAN OF REORGANIZATION

     The Registrant commenced its Chapter 11 proceeding by filing a voluntary petition for relief under Chapter 11 on December 6, 1993. On January 12, 1995, the Bankruptcy Court entered an order dated January 10, 1995 (the "Confirmation Order") confirming the First Amended Plan of Reorganization, dated as of November 7, 1994 (the "Plan"), which was jointly proposed by the Registrant and The Official Committee of Equity Security Holders of the Registrant (the "Equity Committee"). A copy of the Confirmation Order, which includes the Plan as confirmed, is attached hereto as EXHIBIT 2.1 and is incorporated herein by reference. Set forth below is a summary of the material features of the Plan.


GENERAL PROVISIONS OF THE PLAN

     In general, the Plan provides for the reinstatement or payment in full of all of the Registrant's creditors, except that it provides for the holders of Class 4 Claims, Class 8 Claims and Class 10 Claims to be treated as described below.

     The Plan provides for the payment in full of allowed administrative expense claims on the effective date of the Plan

(the "Effective Date") or in accordance with the terms and conditions of agreements relating to obligations incurred in the ordinary course of business during the pendency of the Registrant's Chapter 11 case or assumed by the Registrant. At the option of the Registrant, priority tax claims will be paid in full on the Effective Date or paid over a six-year period from the date of assessment with interest at the rate of 5% per year. The Plan provides that allowed Class 1 Claims (other priority claims), which the Registrant believes do not exist, will be paid in full on the Effective Date.

     The Plan provides for the reinstatement of Class 2 Claims (claims of secured creditors), Class 7 Claims (certain environmental claims) that are not disallowed pursuant to a final order), and Class 9 Claims (claims of the holders of the Registrant's 7% Convertible Subordinated Debentures Due 2011 (the "Subordinated Debentures")). The Plan provides that Class 3 Claims (claims relating to outstanding industrial developmemt revenue bond financings ("IDRBs")for the benefit of the Registrant) at the Registrant's and Equity Committee's option shall be paid in full or reinstated. It is the Registrant's and the Equity Committee's intention that the Class 3 Claims be reinstated.

     The Plan provides that Banque Nationale de Paris ("BNP"), the holder of Class 4 Claims (claims with respect to seven letters of credit issued by BNP (the "BNP Letters of Credit") for the account of the Registrant, in connection with the "IDRBs" will receive on the Effective Date the following: (i) cash in the amount of $181,931.54 for all pre-petition unreimbursed drawings under the seven BNP Letters of Credit, draw fees, letter of credit fees, attorneys' fees, and fees and expenses paid by BNP to the remarketing agent for the IDRBs, (ii) cash in the amount of all post-petition (a) unreimbursed drawings under seven BNP Letters of Credit and unpaid accrued interest thereon at the contract non-default rate and (b) draw fees, letter of credit fees and expenses paid by BNP to the remarketing agent for the IDRBs for which BNP is entitled to reimbursement under the terms of the seven BNP reimbursement agreements between BNP and the Registrant (the "BNP Reimbursement Agreements") pursuant to which the Registrant agreed to reimburse BNP for drawings under the BNP Letters of Credit, and (iii) cash in the amount of $502,000 as payment of a one-time reinstatement and extension fee.

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     The Plan also provides that as of the Effective Date: (i) BNP will extend the expiration date of the seven BNP Letters of Credit to December 31, 1998,
(ii) BNP will waive all defaults under the seven BNP Reimbursement Agreements through the Effective Date and in connection with the consummation of the Plan, and (iii) the seven BNP Reimbursement Agreements will be amended to (a) change the covenants so that consummation of the Plan and establishment of the Registrant's new exit financing facility will not result in a default under the BNP Reimbursement Agreements (b) increase the letter of credit commitment fees to 200 basis points per annum, payable quarterly in advance, effective on the Effective Date, (c) increase the interest rate on the Liquidity Reimbursement Obligations (as defined in the BNP Reimbursement Agreements) and (d) contain such other representations, warranties, conditions, covenants and other terms as BNP, the Registrant and the Equity Committee may agree.

          The Plan also provides that commencing 90 days after the Effective Date and every three months thereafter, until the expiration of the seven BNP Letters of Credit, the Registrant will, at its option either (i) deposit $600,000 in a sinking fund in which BNP and/or the Trustees for the IDRBs will hold a first priority security interest to secure the Registrant's obligations under the BNP Reimbursement Agreements as amended, subject to the right of the Registrant to use all or a portion of the sinking fund to reduce the available amounts of the seven BNP Letters of Credit by the optional redemption of the IDRBs in a like principal amount or (ii) provide a letter of credit in the amount of $600,000 for the benefit of BNP to secure the Registrant's obligations under the BNP Reimbursement Agreements. All net cash proceeds from the sale or other disposition of any property, plant or equipment financed or refinanced by the issuance of the IDRBs supported by the seven BNP Letters of Credit will be applied to the reduction of the available amounts of one or more of the BNP Letters of Credit by optional redemption of the IDRBs or will be deposited into the sinking fund. Such net cash proceeds may, at the option of the Registrant, be credited against the $600,000 quarterly deposit referred to above. In addition, if the Registrant causes one or more of the BNP Letters of Credit to be reduced as the result of the optional redemption of any IDRBs, it may, at its option, credit the amount of such reduction against any sinking fund payments or letters of credit designated by it until the full amount of such reduction has been credited.

     The Plan provides that allowed Class 5 Claims (general unsecured claims not included in the other Classes) will be paid in full, with interest as provided in the Plan except that the Registrant (i) will not pay interest on any Class 5 Claim that becomes allowed pursuant to a compromise, settlement or judgment that does not expressly provide for the accrual or payment of interest and (ii) will pay interest on any Class 5 Claim that becomes allowed pursuant to a compromise, settlement or judgment that expressly provides for a different rate of interest at such different rate. The Plan provides for the holder of the Class 6 Claims (claims related to certain notes issued to Principal Mutual Life Insurance Company pursuant to two separate Note Agreements) to receive payment on the Effective Date of $35,500,000 plus interest at the rate of 10% per year from October 1, 1994.

     The holders of Class 8 Claims (certain intercompany claims) will be entitled to receive cash at anytime after September 30, 1998 and, with respect to Class 8A Claims (claims held by the Registrant's subsidiary, Hexcel S.A., Lyon, France), interest semi-annually at the rate of 6.9% per year. The holders of allowed Class 10 Claims (certain claims for rescission or damages brought against the Registrant by persons who traded in the Old Common (as defined below)) will receive $200,000 worth of New Common (as defined below) valued at a price equal to the average of the daily average prices of the New Common for the 20 trading days beginning 30 calendar days following the expiration of the Rights described below. No distributions will be made to holders of Class 10 Claims until all of the allowed claims in Class 10 and the holders thereof have been determined. The holders of Class 11 Claims (claims of holders of Old Common) will be treated as described below. All outstanding options to purchase Old Common representing Class 12 Interests, will remain in effect.


ISSUANCE OF NEW COMMON STOCK

     The Plan also provides that as of the Effective Date, the Registrant's common stock, par value $.01 per share ("Old Common"), will be cancelled and exchanged for (i) one share of the Registrant's new common stock, par value $.01 per share ("New Common") and (ii) subscription rights ("Rights") to purchase New Common. Each stockholder of record on the Effective Date will receive, in exchange for each share of Old Common held of record, one share of New Common plus 1.21273 Rights to purchase New Common. Stockholders are not required to turn in their stock certificates evidencing the Old Common. Each Right entitles the owner to purchase one share of New Common at an exercise price of $4.625 per share. A total of approximately 8,864,865 shares of New Common (the "Offered Shares") may be subscribed for and purchased from the Registrant pursuant to the exercise of the Rights. In addition, each holder of record of Old Common on the Effective Date (and each beneficial owner of stock held of record on the Effective Date by a bank, trust company, depositary or securities broker or dealer) who exercises all of the Rights issued directly to him (or to his institutional nominee for his account) by the Registrant will have the right ("Oversubscription Right") to subscribe for the shares of New Common, if any, which are designated for the "Stockholder Pool," at an exercise price of $4.625 per share and subject to proration in the event that there are insufficient shares designated in the Stockholder Pool to fulfill all exercised Oversubscription Rights. The Stockholder Pool will consist of 75% of the excess of (i) the number of shares of New Common which are subject to Rights which expire unexercised over (ii) 108,108 shares, which will be sold to John J. Lee. Reference is made to the Subscription Rights Plan, which is included in EXHIBIT B to the Confirmation Order and is incorporated by reference herein, for a more complete description of the Rights, the Oversubscription Rights and the method of proration. The Rights, but not the Oversubscription Rights, are transferable. Under the Plan, all outstanding options to purchase Old Common will remain in effect.


STANDBY PURCHASE COMMITMENT

     Mutual Series Fund Inc. ("Mutual Series") entered into a Standby Purchase Commitment dated October 24, 1994, with the Registrant and the Equity Committee (the "Standby Purchase Commitment"), a copy of which is included as EXHIBIT B to the Plan and is incorporated by reference herein. The Plan provides for the Registrant to perform its obligations under the Standby Purchase Commitment.
The Standby Purchase Commitment provides that on the Effective Date Mutual Series will purchase from the Registrant 1,945,946 shares of New Common (the "Minimum Shares") for a purchase price of $9,000,000 ($4.625 per share) and lend the

Registrant $41,000,000 (the "Advance") upon (i) the receipt from the Registrant of a $500,000 commitment fee, (ii) reimbursement for certain out-of-pocket costs and expenses and (iii) the Registrant entering into a registration rights agreement with Mutual Series, as described below. The Advance will be secured by the proceeds payable to the Registrant from the Rights offering.

     The Standby Purchase Commitment further provides that upon the consummation of the Rights offering Mutual Series will, subject to receipt of certain payments described below, purchase the Offered Shares not previously purchased from the Registrant pursuant to the exercise of the Rights or the purchase by John J. Lee described below (the "Standby Shares"), at a price of $4.625 per share. Mutual Series will pay the aggregate purchase price of the Standby Shares by the cancellation of a portion of the principal amount of the Advance representing the purchase price of the Standby Shares. At the closing of the sale of the Standby Shares, the Registrant will repay the Advance (to the extent not previously repaid) plus all unpaid interest on the Advance and certain out-of-pocket costs and expenses incurred by Mutual Series.

     The registration rights agreement between the Registrant and Mutual Series (the "Mutual Registration Rights Agreement") provides that Mutual Series has the right to demand that the Registrant effect the registration for public sale under the Securities Act of 1933, as amended, of the New Common purchased by Mutual Series pursuant to the Standby Purchase Commitment for a period of five years commencing on the date of the closing of the sale of the Standby Shares. Mutual Series may compel registration three times if its investment is less than $30,000,000 and may compel registration five times if its investment is equal to or greater than $30,000,000. Mutual Series is prohibited from compelling more than one registration during any 180-day period and is required to register a certain minimum number of shares of New Common, provided that Mutual Series always has the right to compel a registration with respect to the sale of all of the Registrable Securities then held by it. The Registration Rights Agreement also provides that Mutual Series is entitled to certain "piggy-back" registration rights during such five year time period. Reference is made to the Mutual Registration Rights Agreement, which is included in EXHIBIT B to the Plan and is incorporated by reference herein.

CERTIFICATE OF INCORPORATION AND BY-LAWS

          Pursuant to the Plan, on the Effective Date the Registrant's Certificate of Incorporation will be amended and restated as provided in EXHIBIT C to the Plan and its Bylaws will be amended and restated as provided in EXHIBIT D to the Plan. The authorized capital stock of the Registrant will be increased to 40,000,000 shares of New Common and 1,500,000 shares of preferred stock. As amended, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") eliminates (i) the classified board of directors of the Registrant (the "Board"), so that after the Effective Date all Board positions will be up for election at each annual meeting of the Registrant's stockholders and (ii) certain supermajority provisions which required the affirmative vote of 75% of the voting power of the Registrant (a) to change the number of directors within the authorized range, (b) for certain business combinations and other transactions, (c) to adopt, amend or repeal, certain By-laws or provisions of the Certificate of Incorporation and (d) to adopt any cumulative voting provisions. The Certificate of Incorporation and the Registrant's By-laws, as amended (the "By-laws"), provide that special meetings of the stockholders may be called at any time by the Board, the Chairman of the Board, the Chief Executive Officer, the President, or by a committee of the Board which has been designated by the Board and which has the power and authority to call such a meeting or by any stockholder or stockholders holding in the aggregate in excess of 25% of the outstanding common stock of the Registrant.
Notwithstanding the foregoing, the By-laws provide that the next annual meeting of stockholders of the Registrant shall be held not earlier than nine months after the Effective Date unless otherwise determined by mutual agreement of the two or three (as the case may be) members of the Board designated by Mutual Series, on the one hand, and the three members of the Board designated by the Equity Committee, on the other hand.

BOARD OF DIRECTORS

     As of the Effective Date, the Plan provides that the Board will initially consist of eight individuals. One or two additional directors will be added after the Effective Date in accordance with the terms of the Confirmation Order and the Plan, as described below.

     The Confirmation Order provides that the initial Board will be comprised of John J. Lee and Peter Langerman, who were designated by Mutual Series, Joseph Harrosh, Robert L. Witt and Peter D. Wolfson, who were designated by the Equity Committee and Dr. George S. Springer, Franklin S. Wimer and Marshall S. Geller, who were designated by joint selection of the Equity Committee and Mutual Series. The directors were designated in accordance with the terms of the Plan and the Standby Purchase Commitment. One seat on the Board will be reserved for the new Chief Executive Officer, who will join the Board immediately upon commencement of his or her employment. In addition, if upon the consummation of the Rights offering Mutual Series owns more than 50% of the shares of New Common, Mutual Series shall designate one additional director; if upon the consummation of the Rights offering Mutual Series owns less than 25% of the shares of New Common, then one additional director shall be designated by mutual agreement of those directors previously designated by the Equity Committee, on the one hand, and those directors previously designated by mutual agreement of the Equity Committee and Mutual Series, on the other hand.


REGISTRANT'S CHIEF EXECUTIVE OFFICER

     The Plan provides that Mr. John J. Lee, the Registrant's Chairman of the Board and Chief Executive Officer, will continue as Chief Executive Officer until a new Chief Executive Officer is hired. Following the selection of a new Chief Executive Officer, Mr. Lee will resign as an officer and be retained as a consultant to the Registrant for a period of two years pursuant to a consulting agreement. The consulting agreement will contain the following terms: (i) Mr. Lee will be paid base compensation (salary and fees) of $180,000 per year during the first year and

$230,000 during the second year plus the same benefits provided to him in his interim employment agreement and (ii) the Board may terminate the agreement at the end of the first year. In addition, Mr. Lee will have an opportunity to earn a bonus based upon the attainment of certain goals established by the Board.

     The Plan provides for the Registrant to sell and for Mr. Lee to purchase 108,108 shares (the "Lee Shares") of New Common, at a purchase price of $4.625 per share following the expiration of the Rights offering.

     The Plan also provides that Mr. Lee will receive stock options (the "Lee Options") for approximately .625% of the shares of the New Common on a fully diluted basis (without giving effect to the conversion of the Subordinated Debentures) at a price equal to the average of the daily average prices of New Common for the 20 trading days beginning 30 calendar days after the expiration of the offering of the Rights. The Lee Options will vest in equal monthly installments over the two-year term of the consulting agreement, subject to being fully vested upon early termination (other than for cause or voluntary resignation) and will be exercisable until the later of three years from the Effective Date or one year after the expiration of the consulting agreement.

     If Mr. Lee agrees to be bound by the terms of the Mutual Registration Rights Agreement then, with respect to the Lee Shares, Mr. Lee will be entitled to "piggy-back" registration rights similar to those granted to Mutual Series and will have the right to participate in any demand registration requested by Mutual Series.


REGISTRATION RIGHTS AGREEMENT FOR AFFILIATES

     The Plan provides that the Registrant shall enter into a registration rights agreement (the "Affiliate Registration Rights Agreement") with and for the benefit of any person who, on the Effective Date, either is a director, executive officer, or owner of 10% or more of the outstanding shares of New Common ("Affiliated Holders"). The Affiliate Registration Rights Agreement grants certain "piggy-back" rights in connection with certain registrations of securities by the Registrant during the three year period commencing on the Effective Date to any Affiliated Holder who, at the time the Registrant proposes to effect such registration, is either a director, executive officer or owner of 10% or more of the outstanding shares of New Common. Reference is made to the Affiliate Registration Rights Agreement, which is included as EXHIBIT E to the Plan and is incorporated by reference herein.


TERMINATION OF RIGHTS TO PURCHASE PREFERRED STOCK

     The Plan provides that on the Effective Date, the Agreement, dated as of August 14, 1986 between the Registrant and The Bank of California, which provides for the issuance of certain rights to purchase preferred stock of the Registrant, will be terminated and cancelled.


LONG TERM INCENTIVE PLAN.

     The Board adopted the Registrant's Long-Term Incentive Plan (the "Incentive Plan") on October 25, 1994. The Confirmation Order provides that (i) the Plan and the First Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code for the Plan constituted a solicitation to the holders of Old Common for the approval of the Incentive Plan, (ii) the acceptance of the Incentive Plan by the holders of Old Common is confirmed and (iii) the Confirmation Order constitutes evidence of stockholder approval of the Incentive Plan for purposes of compliance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Incentive Plan will replace the 1988 Management Stock Program, which will be terminated on the Effective Date, except that the restrictions in such terminated plan concerning outstanding restricted stock will continue to govern outstanding options and restricted shares of New Common issued with respect thereto.

     The following is a brief summary of the principal features of the Incentive Plan and is qualified in its entirety by reference to the full text of the Incentive Plan, which is attached as EXHIBIT 99.2 hereto and is incorporated by reference herein.

     The purpose of the Incentive Plan is to attract and retain employees of the Registrant and to induce such employees to exert their maximum efforts toward the Registrant's success. Under the Incentive Plan, the Registrant may grant to eligible individuals stock options, dividend equivalent rights, stock awards, restricted share awards, or other awards which are valued in whole or in part by reference to, or are otherwise based on, the New Common, standing alone, in combination or in tandem ("Awards"). Any employee, officer, director (other than a member of the committee administering the Incentive Plan (the "Committee")) or consultant of the Registrant or any subsidiary thereof selected by the Committee is eligible to receive Awards.

     The Incentive Plan will be administered by the Committee which shall have the authority to take such actions as provided in the Incentive Plan, including but not limited to determining the individuals to whom Awards shall be granted and the timing, type and terms of such Awards.

     The maximum aggregate number of shares of New Common as to which Awards may at any time be granted under the Incentive Plan is 1,000,000 (which is exclusive of any options outstanding on the Effective Date). Shares of New Common underlying Awards that have terminated, expired, or been canceled, forfeited or surrendered without having been exercised shall again be available for the grant of Awards. Awards payable in cash will not reduce the number of shares available for Awards under the Incentive Plan.

     The Incentive Plan will terminate on the tenth anniversary of its adoption and no Awards may be granted after such termination. The Incentive Plan may be amended, modified or terminated at any time by the affirmative vote of the holders of a majority of the outstanding shares of New Common present or represented and entitled to vote at a duly held stockholders meeting.


STOCK ISSUED AND OUTSTANDING.

     On the date of the Confirmation Order there were 7,309,827 shares of Old Common issued and outstanding. On the Effective Date there will be 9,255,773 shares of New Common issued and outstanding (7,309,827 of which will be issued in exchange for the Old Common and 1,945,946 of which will be purchased by Mutual Series on the Effective Date) and there will be Rights to purchase approximately an additional 8,864,865 shares of New Common (the "Offered Shares"). In addition, $200,000 worth of New Common, valued at a price equal to the average of the daily average prices of the New Common for the 20 trading days beginning 30 calendar days following the expiration of the Rights will be distributed to holders of Class 10 Claims. The aggregate total of such number of shares cannot be determined at this time. Pursuant to the Plan, upon consummation of the Rights offering up to approximately 8,972,973 additional shares of New Common will be issued pursuant to the exercise of Rights, the purchase of Standby Shares by Mutual Series and the purchase of shares by John J. Lee as described above, which will result in there being an aggregate of approximately 18,228,746 outstanding shares of New Common, excluding the shares issuable to holders of Class 10 Claims.


BALANCE SHEET OF THE REGISTRANT.

     The Condensed Consolidated Balance Sheets as of October 2, 1994 and December 31, 1993 were filed by the Registrant as part of the Registrant's Form 10-Q for the Quarter ended October 2, 1994 and are incorporated by reference herein.

ITEM 7.  PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(b)  PRO FORMA FINANCIAL INFORMATION.

          The required PRO FORMA financial information is attached hereto on pages F-1 through F-4.


(c)   EXHIBITS.


2.1 - Order Confirming First Amended Plan of Reorganization proposed by the Debtor and the Official Committee of Equity Security Holders, dated as of November 7, 1994 and entered on January 12, 1995 by the United States Bankruptcy Court for the Northern District of California (the "Confirmation Order"); Exhibit A to the Confirmation Order, the First Amended Plan of Reorganization Proposed by the Debtor and the Official Committee of Equity Security Holders, dated as of November 7, 1994 was filed as Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference; and Exhibit B to the Confirmation Order is included with the Confirmation Order.

4.1 -     Amended and Restated Certificate of Incorporation of the
          Registrant is included as Exhibit C to the Plan which was filed as
          Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

4.2 - Amended and Restated By-Laws of the Registrant, is included as Exhibit D to the Plan which was filed as Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

10- Asset Purchase Agreement Between Hexcel Corporation and Northrop Grumman Corporation which was filed as Exhibit 10 to the Registrants Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

99.1 - Condensed Consolidated Statements of Operations for the Quarter and Year-to-Date Ended October 2, 1994 and September 30, 1993; Condensed Consolidated Balance Sheets as of October 2, 1994 and December 31, 1993; Condensed Consolidated Statements of Cash Flows for the

          Year-to-Date Ended October 2, 1994 and September 30, 1993; and Notes to Consolidated Financial Statements were filed as part of the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and are incorporated by reference.

99.2 -    Registrant's Long-Term Incentive Plan.

                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  January 23, 1995


                         HEXCEL CORPORATION
                         (Registrant)



                         By: /s/ Rodney P. Jenks
                            ----------------------------------
                            Rodney P. Jenks, Jr.
                            Vice President, Secretary and General Counsel

(b)  Pro Forma Financial Information                                        Page
     -------------------------------                                        ----

F-1 Pro Forma Financial Information -- Condensed Consolidated Balance Sheet as of October 2, 1994.

F-3 Pro Forma Financial Information -- Condensed Consolidated Statement of Operations for the Year-to-Date Ended
          October 2, 1994.

F-4 Pro Forma Financial Information -- Condensed Consolidated Statement of Operations for the Year Ended December 31, 1993.

HEXCEL CORPORATION AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 2, 1994


                                                                                        Unaudited
                                                         ----------------------------------------------------------------------
                                                                                  Pro forma Adjustments
                                                                       -------------------------------------------
                                                                          Sale of        Sale of      Confirmation
                                                             As         Euro-resins        EMT         of Plan of     Pro forma
(IN THOUSANDS, EXCEPT  PER SHARE DATA)                    Reported     Business (1)     Business     Reorganization    Results
- -------------------------------------------------------------------------------------------------------------------------------

Assets

Current assets:
  Cash and equivalents                                   $  1,099                     $ 22,586  (e)  $ (22,986) (i)  $    699
  Accounts receivable                                      64,910                        4,071  (f)                    68,981
  Inventories                                              48,730                       (1,263) (f)                    47,467
  Prepaid expenses                                          3,990                         (813) (f)                     3,177
  Net assets of discontinued operations                    12,000      $(9,000) (a)                                     3,000
- -------------------------------------------------------------------------------------------------------------------------------

    Total current assets                                  130,729       (9,000)         24,581         (22,986)       123,324
- -------------------------------------------------------------------------------------------------------------------------------

Property, plant and equipment                             206,684                      (19,530) (f)                   187,154
Less accumulated depreciation                             115,335                      (11,984) (f)                   103,351
- -------------------------------------------------------------------------------------------------------------------------------

    Net property, plant and equipment                      91,349                       (7,546)                        83,803
- -------------------------------------------------------------------------------------------------------------------------------

Investments and other assets                               20,720                       (4,458) (f)       (925) (j)    15,337
- -------------------------------------------------------------------------------------------------------------------------------

    Total assets                                         $242,798      $(9,000)       $ 12,577       $ (23,911)      $222,464
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
  Notes payable and current maturities of
   long-term liabilities                                 $ 20,393      $(8,685) (b)   $ (4,196) (e)  $  20,382  (i)  $ 27,894
  Accounts payable                                         14,915                          183  (f)                    15,098
  Accrued liabilities                                      28,421          145  (c)        577  (f)      9,972  (i)    39,115
- -------------------------------------------------------------------------------------------------------------------------------

    Total current liabilities                              63,729       (8,540)         (3,436)         30,354         82,107
- -------------------------------------------------------------------------------------------------------------------------------

Long-term liabilities, less current maturities             49,169                                       42,737  (i)    91,906
Liabilities subject to disposition in bankruptcy
 reorganization                                           132,130                                     (132,130) (k)
- -------------------------------------------------------------------------------------------------------------------------------

Shareholders' equity (deficit):
  Common stock, $0.01 par value, authorized
   20,000 shares,  shares issued and outstanding
   of 7,310 in 1994                                            73                                          109  (h)       182
  Additional paid-in capital                               62,562                                       50,091  (h)   112,653
  Accumulated deficit                                     (70,129)        (460) (d)     16,013  (g)    (15,072) (l)   (69,648)
  Minimum pension obligation adjustment                      (646)                                                       (646)
  Cumulative currency translation adjustment                5,910                                                       5,910
- -------------------------------------------------------------------------------------------------------------------------------

    Total shareholders' equity (deficit)                   (2,230)        (460)         16,013          35,128         48,451
- -------------------------------------------------------------------------------------------------------------------------------

    Total liabilities and shareholders'
     equity (deficit)                                    $242,798      $(9,000)       $ 12,577       $ (23,911)      $222,464
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------



            See notes to pro forma financial information on next page

HEXCEL CORPORATION AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
CONDENSED CONSOLIDATED BALANCE SHEET
AS OF OCTOBER 2, 1994



                    NOTES TO PRO FORMA FINANCIAL INFORMATION


(1) This column reflects the sale of the European resins business which was disclosed in a previous Form 8-K filed on January 13, 1995
(a)  Net assets of European resins business sold
(b) Net cash proceeds from the sale of Hexcel Corporation's European resins business are assumed to have been used to pay down outstanding revolving debt
(c)  Miscellaneous accrued liabilities
(d)  Net loss from the disposal of Hexcel Corporation's European resins business
(e) Net cash proceeds from the sale of Hexcel Corporation's EMT business and related inventory are assumed to have been used to pay off remaining revolving debt and then increase cash
(f)  Assets and liabilities of EMT business sold
(g) Net gain from the disposal of Hexcel Corporation's EMT business and related inventory
(h) Amount reflects a $50 million equity infusion from Mutual Series Fund and the common stock rights offering
(i) Reinstatement and/or payment of prepetition liabilities based upon the provisions of the plan
(j)  Miscellaneous asset reductions
(k) Reflects both the payment and/or reclassification of prepetition indebtedness
(l)  Reflects additional bankruptcy and other expenses pursuant to the plan

HEXCEL CORPORATION AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR-TO-DATE ENDED OCTOBER 2, 1994


                                                                                               Unaudited
                                                                       --------------------------------------------------------
                                                                                         Pro forma Adjustments
                                                                                     ----------------------------

                                                                                        Sale of        Sale of
                                                                          As          Euro-resins        EMT         Pro forma
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                  Reported      Business (1)     Business        Results
- -------------------------------------------------------------------------------------------------------------------------------

Net sales                                                              $237,080                       $ (4,688) (b) $ 232,392

Cost of sales                                                          (199,631)                         4,057  (c)  (195,574)
- -------------------------------------------------------------------------------------------------------------------------------

Gross margin                                                             37,449                           (631)        36,818

Other operating costs and expenses:
  Marketing, general and administrative expenses                        (34,441)                           275  (d)   (34,166)
  Other income (expenses)                                                (8,146)                                       (8,146)
- -------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                                  (5,138)                          (356)        (5,494)

Interest expenses                                                        (7,086)                         1,406  (e)    (5,680)
Bankruptcy reorganization expenses                                      (11,945)                                      (11,945)
- -------------------------------------------------------------------------------------------------------------------------------

Income (loss) from continuing operations before income taxes            (24,169)                         1,050        (23,119)

Benefit (provision) for income taxes                                     (1,369)                                       (1,369)
- -------------------------------------------------------------------------------------------------------------------------------

      Income (loss) from continuing operations                           (25,538)                         1,050       (24,488)

Income (losses) from discontinued operations                              (1,847)        $ (984) (a)                   (2,831)
- -------------------------------------------------------------------------------------------------------------------------------

      Net income (loss)                                                 $(27,385)        $ (984)       $  1,050     $ (27,319)
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per share and equivalent share:
Primary and fully diluted:
  Continuing operations                                                $  (3.50)                      $   0.14      $   (3.36)
  Discontinued operations                                                 (0.25)        $(0.13)                         (0.38)
- -------------------------------------------------------------------------------------------------------------------------------

      Net income (loss)                                                $  (3.75)        $(0.13)       $   0.14      $   (3.74)
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Weighted average shares and equivalent shares                             7,310          7,310           7,310          7,310
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

     (1) This column reflects the sale of the European resins business which was disclosed in a previous Form 8-K filed on January 13, 1995
     (a) Elimination of net income from Hexcel Corporation's European resins business
     (b) Elimination of net sales attributable to Hexcel Corporation's EMT business
     (c) Elimination of cost of sales attributable to Hexcel Corporation's EMT business
     (d) Elimination of general and administrative expenses attributable to Hexcel Corporation's EMT business
     (e) Reduction of interest expenses resulting from the use of net cash proceeds from the sale of Hexcel Corporation's EMT business to pay off remaining revolving debt and generate interest income


HEXCEL CORPORATION AND SUBSIDIARIES
PRO FORMA FINANCIAL INFORMATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                                               Unaudited
                                                                       --------------------------------------------------------
                                                                                         Pro forma Adjustments
                                                                                     ----------------------------

                                                                                        Sale of        Sale of
                                                                          As          Euro-resins        EMT         Pro forma
(IN THOUSANDS, EXCEPT PER SHARE DATA)                                  Reported      Business (1)     Business        Results
- -------------------------------------------------------------------------------------------------------------------------------

Net sales                                                              $310,635                       $(14,981) (b) $ 295,654

Cost of sales                                                          (263,090)                        11,937  (c)  (251,153)
- -------------------------------------------------------------------------------------------------------------------------------


Gross margin                                                             47,545                         (3,044)        44,501

Other operating costs and expenses:
  Marketing, general and administrative expenses                        (52,510)                           866  (d)   (51,644)
  Other income (expenses)                                               (12,780)                                      (12,780)
  Restructuring expenses                                                (46,600)                                      (46,600)
- -------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)                                                 (64,345)                        (2,178)       (66,523)

Interest expenses                                                        (8,862)                         1,875  (e)    (6,987)
Bankruptcy reorganization expenses                                         (641)                                         (641)
- -------------------------------------------------------------------------------------------------------------------------------

Income (loss) from continuing operations before income taxes            (73,848)                          (303)       (74,151)

Benefit (provision) for income taxes                                     (6,024)                                       (6,024)
- -------------------------------------------------------------------------------------------------------------------------------

      Income (loss) from continuing operations                          (79,872)                          (303)       (80,175)

Income (losses) from discontinued operations                            (10,623)         $ 421  (a)                   (10,202)
- -------------------------------------------------------------------------------------------------------------------------------

      Income (loss) before cumulative effect of accounting changes      (90,495)           421            (303)       (90,377)

Cumulative effect of change in accounting for income taxes                4,500                                         4,500
- -------------------------------------------------------------------------------------------------------------------------------

      Net income (loss)                                                $(85,995)         $ 421        $   (303)     $ (85,877)
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Net income (loss) per share and equivalent share:
Primary and fully diluted:
  Continuing operations                                                $ (10.90)                      $  (0.04)     $  (10.94)
  Discontinued operations                                                 (1.44)         $0.06                          (1.38)
  Cumulative effect of change in accounting for income                     0.61                                          0.61
- -------------------------------------------------------------------------------------------------------------------------------

      Net income (loss)                                                $ (11.73)         $0.06        $  (0.04)     $  (11.71)
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------

Weighted average shares and equivalent shares                             7,330          7,330           7,330          7,330
- -------------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------------



     (1) This column reflects the sale of the European resins business which was disclosed in a previous Form 8-K filed on January 1, 1995
     (a) Elimination of net losses from Hexcel Corporation's European resins business
     (b) Elimination of net sales attributable to Hexcel Corporation's EMT business
     (c) Elimination of cost of sales attributable to Hexcel Corporation's EMT business
     (d) Elimination of general and administrative expenses attributable to Hexcel Corporation's EMT business
     (e) Reduction of interest expenses resulting from the use of net cash proceeds from the sale of Hexcel Corporation's EMT business to pay off remaining revolving debt and generate interest income



Exhibit Index
- -------------                                                               Page
                                                                            ----

2.1 - Order Confirming First Amended Plan of Reorganization proposed by the Debtor and the Official Committee of Equity Security Holders, dated as of November 7, 1994 and entered on January 12, 1995 by the United States Bankruptcy Court for the Northern District of California (the "Confirmation Order"); Exhibit A to the Confirmation Order, the First Amended Plan of Reorganization Proposed by the Debtor and the Official Committee of Equity Security Holders, dated as of November 7, 1994 was filed as Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference; and Exhibit B to the Confirmation Order is included with the Confirmation Order.


4.1 - Amended and Restated Certificate of Incorporation of the Registrant is included as Exhibit C to the Plan which was filed as Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

4.2 - Amended and Restated By-Laws of the Registrant, is included as Exhibit D to the Plan which was filed as Exhibit 2 to the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

10 - Asset Purchase Agreement Between Hexcel Corporation and Northrop Grunmman Corporation which was filed as Exhibit 10 to the Registrants Form 10-Q for the Quarter Ended October 2, 1994 and is incorporated by reference.

99.1 -    Condensed Consolidated Statements of Operations for the
          Quarter and Year-to-Date Ended October 2, 1994 and September 30, 1993; Condensed Consolidated Balance Sheets as of
          October 2, 1994 and December 31, 1993;

          Condensed Consolidated Statements of Cash Flows for the Year-to-Date Ended October 2, 1994 and September 30, 1993; and Notes to Consolidated Financial Statements were filed as part of the Registrant's Form 10-Q for the Quarter Ended October 2, 1994 and are incorporated by reference.

99.2 -    Registrant's Long-Term Incentive Plan.